As filed with the Securities and Exchange Commission on November 26, 2008

Registration Nos. 333-04017, 333-36102, 333-124909, 333-134278

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO FORM
S-8 REGISTRATION STATEMENT NO. 333-04017
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM
S-8 REGISTRATION STATEMENT NO. 333-36102
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM
S-8 REGISTRATION STATEMENT NO. 333-124909
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM
S-8 REGISTRATION STATEMENT NO. 333-134278

Under
THE SECURITIES ACT OF 1933

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GEHL COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin	39-0300430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

143 Water Street
West Bend, Wisconsin 53095
(Address, including zip code, of registrant’s principal executive offices)

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Gehl Company 1995 Stock Option Plan
Gehl Company 2000 Equity Incentive Plan
Gehl Company 2004 Equity Incentive Plan
Gehl Company 2004 Equity Incentive Plan, as Amended
(Full title of the plans)

William D. Gehl
Chairman of the Board and Chief Executive Officer
143 Water Street
West Bend, Wisconsin 53095
(262) 334-9461
(Name, address, and telephone number, including area code, of agent for service)

with a copy to:
Jay O. Rothman
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5306
(414) 271-2400

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Termination of Registration

        Registration Statements Nos. 333-04017, 333-36102, 333-124909 and 333-134278 on Form S-8 (collectively, the “Registration Statements”) covered shares of common stock, par value $0.10 per share, with attached preferred share purchase rights, of Gehl Company, a Wisconsin corporation (the “Company”), issuable by the Company pursuant to the following plans: Gehl Company 1995 Stock Option Plan; Gehl Company 2000 Equity Incentive Plan; Gehl Company 2004 Equity Incentive Plan; and Gehl Company 2004 Equity Incentive Plan, as amended.

        On October 27, 2008, Tenedor Corporation (“Tenedor”), a Wisconsin corporation and a direct wholly-owned subsidiary of Manitou BF S.A., a French limited company (Société Anonyme) (“Parent”), merged with and into the Company (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of September 7, 2008, among Parent, Tenedor and the Company, with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent.

        As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in its Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of common stock and attached preferred share purchase rights registered but not sold under the Registration Statements.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-04017, Post-Effective Amendment No. 1 to Registration Statement No. 333-36102, Post-Effective Amendment No. 1 to Registration Statement No. 333-124909 and Post-Effective Amendment No. 1 to Registration Statement No. 333-134278 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on November 26, 2008.

GEHL COMPANY
By: /s/ William D. Gehl
William D. Gehl
Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on November 26, 2008.

Signature	Title
/s/ William D. Gehl	Chairman of the Board, Chief Executive Officer and
William D. Gehl	Director (Principal Executive Officer)
/s/ Malcolm F. Moore	President and Chief Operating Officer (Principal
Malcolm F. Moore	Financial and Accounting Officer)
/s/ Marcel Claude Braud	Director
Marcel Claude Braud
/s/ Bruno Fille	Director
Bruno Fille
/s/ Dominique Himsworth	Director
Dominique Himsworth